                                                                EXHIBIT 10.19(a)

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                          VENTANA MEDICAL SYSTEMS, INC.

                           LOAN AND SECURITY AGREEMENT

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                                TABLE OF CONTENTS

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                                                                                 Page
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
1.    DEFINITIONS AND CONSTRUCTION..............................................   1
      1.1               Definitions.............................................   1
      1.2               Accounting Terms........................................   6

2.    LOAN AND TERMS OF PAYMENT.................................................   6
      2.1               Revolving Advances......................................   6
      2.2               Overadvances............................................   7
      2.3               Interest Rates, Payments, and Calculations..............   7
      2.4               Crediting Payments......................................   8
      2.5               Fees....................................................   8
      2.6               Additional Costs........................................   8
      2.7               Term....................................................   8

3.    CONDITIONS OF LOANS.......................................................   9
      3.1               Conditions Precedent to Initial Loan....................   9
      3.2               Conditions Precedent to all Loans.......................   9

4.    CREATION OF SECURITY INTEREST.............................................   9
      4.1               Grant of Security Interest..............................   9
      4.2               Delivery of Additional Documentation Required...........   9
      4.3               Right to Inspect........................................  10

5.    REPRESENTATIONS AND WARRANTIES............................................  10
      5.1               Due Organization and Qualification......................  10
      5.2               Due Authorization; No Conflict..........................  10
      5.3               No Prior Encumbrances...................................  10
      5.4               Bona Fide Accounts......................................  10
      5.5               Merchantable Inventory..................................  10
      5.6               Name; Location of Chief Executive Office................  10
      5.7               Intellectual Property...................................  11
      5.8               Litigation..............................................  11
      5.9               No Material Adverse Change in Financial Statements......  11
      5.10              Solvency................................................  11
      5.11              Regulatory Compliance...................................  11
      5.12              Environmental Condition.................................  11
      5.13              Taxes...................................................  11
      5.14              Subsidiaries............................................  12
      5.15              Government Consents.....................................  12
      5.16              Full Disclosure.........................................  12

6.    AFFIRMATIVE COVENANTS.....................................................  12
      6.1               Good Standing...........................................  12
      6.2               Government Compliance...................................  12
      6.3               Financial Statements, Reports, Certificates.............  12
      6.4               Returns.................................................  13
      6.5               Taxes...................................................  13
      6.6               Insurance...............................................  13
      6.7               Principal Depository....................................  13
      6.8               Quick Ratio.............................................  13
      6.9               Tangible Net Worth......................................  13

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
      6.10              Debt-Net Worth Ratio....................................  13
      6.11              Profitability...........................................  13
      6.12              Vendor Financing Program................................  14
      6.13              Additional Equity.......................................  14
      6.14              Further Assurances......................................  14

7.    NEGATIVE COVENANTS........................................................  14
      7.1               Extraordinary Transactions and Disposal of Assets.......  14
      7.2               Loans; Contingent Liabilities...........................  14
      7.3               Restructure.............................................  14
      7.4               Mergers or Acquisitions.................................  14
      7.5               Indebtedness............................................  14
      7.6               Encumbrances............................................  14
      7.7               Distributions...........................................  14
      7.8               Investments.............................................  14
      7.9               Transactions with Affiliates............................  15
      7.10              Subordinated Debt.......................................  15
      7.11              Compliance..............................................  15

8.    EVENTS OF DEFAULT.........................................................  15
      8.1               Payment Default.........................................  15
      8.2               Covenant Default........................................  15
      8.3               Material Adverse Change.................................  15
      8.4               Attachment..............................................  15
      8.5               Insolvency..............................................  15
      8.6               Other Agreements........................................  16
      8.7               Subordinated Debt.......................................  16
      8.8               Judgments...............................................  16
      8.9               Misrepresentations......................................  16

9.    BANK'S RIGHTS AND REMEDIES................................................  16
      9.1               Rights and Remedies.....................................  16
      9.2               Power of Attorney.......................................  17
      9.3               Accounts Collection.....................................  17
      9.4               Bank Expenses...........................................  17
      9.5               Remedies Cumulative.....................................  17

10.   WAIVERS; INDEMNIFICATION..................................................  18
      10.1              Demand; Protest.........................................  18
      10.2              Bank's Liability for Collateral.........................  18
      10.3              Indemnification.........................................  18

11.   NOTICES...................................................................  18

12.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER................................  18

13.   GENERAL PROVISIONS........................................................  19
      13.1              Successors and Assigns..................................  19
      13.2              Time of Essence.........................................  19
      13.3              Severability of Provisions..............................  19
      13.4              Amendments in Writing, Integration......................  19
      13.5              Counterparts............................................  19
      13.6              Survival................................................  19

         This LOAN AND SECURITY AGREEMENT is entered into as of February 20, 1995, by and between SILICON VALLEY BANK ("Bank") and VENTANA MEDICAL SYSTEMS, INC., a Delaware corporation ("Borrower").

                                    RECITALS

         Borrower wishes to borrow money from time to time from Bank, and Bank desires to lead money to Borrower. This Agreement sets forth the terms on which Bank will lend to Borrower, and Borrower will repay the loan to Bank.

                                    AGREEMENT

         The parties agree as follows:

         1. DEFINITIONS AND CONSTRUCTION

            1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

                "Affiliate" means any person or entity that owns or controls directly or indirectly more than ten percent or more of the stock of another entity, any person that controls or is controlled by or is under common control with such persons or any Affiliate of such persons or each of such person's officers, directors, joint ventures or partners.

                "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration; and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.

                "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                "Borrowing Base" has the meaning set forth in Section 2.1 hereof.

                "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

                "Closing Date" means the date of this Agreement.

                "Code" means the Uniform Commercial Code, as adopted by the State of California and in effect from time to time.

                "Collateral" means the property described on Exhibit A attached hereto.

                "Committed Line" means Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000).

                "Contingent Obligation" means, as applied to any person, any direct or indirect liability, contingent or otherwise, of that person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that person, or in respect of which that person is otherwise directly or indirectly liable. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

                "Current Assets" means, as of any applicable date, all amounts that should, in accordance with generally accepted accounting principles, be included as current assets on the balance sheet of Borrower as at such date.

                "Current Liabilities" means as of any applicable date, all amounts that should, in accordance with generally accepted accounting principles, be included as current liabilities on the balance sheet of Borrower as at such date, plus, to the extent not already included therein, all Advances made under this Agreement, and all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any subsidiary to a date more than one year from the date of determination.

                "Daily Balance" means the amount of the Obligations owed at the end of a given day.

                "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business from Borrower's sale or lease of goods or rendering of services that have been validly assigned and comply with all of Borrower's representations and warranties to Bank and that are and at all times shall continue to be acceptable to Bank in all respects, together with Accounts of a like character acquired by Borrower from other entities; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to the Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

                (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

                (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

                (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

                (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

                (f) Accounts with respect to which the account debtor is not a resident of the United States unless Bank shall have approved specific such Accounts in its sole discretion;

                (g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States;

                (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

                (i) Accounts with respect to an account debtor, including subsidiaries and affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage;

                (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                (k) Accounts the collection of which Bank reasonably determines after reasonable inquiry to be doubtful by reason of the account debtor's financial condition.

                "Equipment" means machinery, equipment, furniture, fixtures, vehicles, tools, parts and attachments.

                "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                "GAAP" means generally accepted accounting principles as in effect from time to time.

                "General Intangibles" means general intangibles and other personal property (including chooses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, monies due under any royalty or licensing agreements, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) other than goods, Equipment and Accounts, and Borrower's Books relating to any of the foregoing.

                "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and team of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

                "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

                "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

                "Maturity Date" means January 15, 1996.

                "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

                "Obligations" means all debt, principal, interest and other amounts (including all amounts charged to Borrower's loan account pursuant to any agreement authorizing Bank to charge Borrower's loan account), obligations, covenants, and duties owing by Borrower to Bank of any kind and description (whether pursuant to or evidenced by the Loan Documents, or by any other agreement between Bank and Borrower, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise, and further including all interest not paid when due and all Bank Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

                "Permitted Indebtedness" means:

                (a) Indebtedness of Borrower in favor of Bank arising under this Agreement;

                (b) The existing Indebtedness disclosed on the schedule of exceptions attached hereto (the "Schedule");

                (c) Subordinated Debt;

                (d) Indebtedness under capital leases and/or similar equipment financings, but only to the extent of the Permitted Liens securing the same;

                (e) Indebtedness to trade creditors incurred in the ordinary course of business; and

                (f) Extensions of any of items of Permitted Indebtedness (a) through (d) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

                "Permitted Investment" means:

                (a) Investments existing on the Closing Date disclosed in the Schedule;

                (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

                "Permitted Liens means the following:

                (a) Any Liens existing as of the date hereof and disclosed in the Schedule;

                (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests;

                (c) Liens (i) upon or in any equipment acquired or held by the Borrower or any of its subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; and

                (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) and (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                "Prime Rate" means the variable rate of interest per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

                "Quick Assets" means at any date as of which the amount thereof shall be determined, the consolidated cash, accounts receivable and investments with maturities not to exceed 90 days of Borrower.

                "Revolving Facility" means the facility under which Borrower may request Bank to issue cash advances or commercial letters of credit or enter into foreign currency transactions, as specified in Section 2.1 hereof.

                "Revolving Note" means a promissory note in substantially the form of Exhibit B attached hereto.

                "Subordinated Debt" means any debt subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank.

                "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the total assets of Borrower on an unconsolidated basis minus (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (c) all reserves not already deducted from assets, and
(d) investments in any other person or entity and (ii) Total Liabilities.

                "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

            1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

         2. LOAN AND TERMS OF PAYMENT

            2.1 Revolving Advances. Subject to the terms and conditions of this Agreement, Bank agrees to make revolving advances ("Advances") and to issue letters of credit ("Letters of Credit") to Borrower and to arrange the purchase by Borrower of spot and future foreign exchange contracts (the "Exchange Contracts"), together at any one time in an amount not to exceed the lesser of the Committed Line or the Borrowing Base (the "Maximum Availability"). For purposes of this Agreement "Borrowing Base" shall mean an amount equal to eighty percent (80%) of Eligible Accounts.

         To evidence the Advances, Borrower shall execute and deliver to Bank on the date hereof the Revolving Note.

         Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 11:00 a.m. California time, one Business Day before the day the Advance is to be made. Each such notification shall be promptly confirmed by a Borrowing Certificate in substantially the form of Schedule 2.1 hereto.

         Bank is authorized to make Advances under this Agreement, based upon instructions received from an officer of Borrower, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's loan account. Amounts borrowed pursuant to this
Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement so long as no Event of Default has occurred and is continuing.

         The Revolving Facility shall terminate on the Maturity Date, at which time all amounts advanced under this Section 2. shall be immediately due and payable.

                (a) Letter of Credit Sublimit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Business Day immediately prior to the Maturity Date, Bank shall issue for the account of Borrower such Letters of Credit as Borrower may request, which request shall be made by delivering to Bank a duly executed letter of credit application on Bank's standard form. Notwithstanding anything to the contrary contained in this Agreement, upon issuing any such Letter of Credit, the aggregate principal amount outstanding and undrawn under all Letters of Credit together with all outstanding Advances and Foreign Exchange Reserve shall not exceed One Million Dollars ($1,000,000). No Letter of Credit shall have an expiration date that is later than the Maturity Date. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form application and letter of credit agreement.

                (b) Foreign Exchange Sublimit. Borrower may utilize the Committed Line for Exchange Contracts, provided that all Exchange Contracts must provide for delivery or settlement on or before the Maturity Date. Notwithstanding anything to the contrary contained in this Agreement, after giving effect to any such Exchange Contract, the aggregate principal amount of Advances outstanding, the outstanding and undrawn amount of Letters of Credit and the Foreign Exchange Reserve shall not exceed the Maximum Availability. The Foreign Exchange Reserve on each day (the "Determination Date") shall mean: (i) on all outstanding Exchange Contracts on which delivery is to be affected or settlement allowed more than two business days from the Determination Date, 10% of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contracts. In lieu of the Foreign

Exchange Reserve for 100% of the gross amount of any Exchange Contract, the Borrower may request that Bank debit the Borrower's bank account with Bank for such amount, provided Borrower has immediately available funds in such amounts in its bank account.

            Bank may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or (b) that there is no sufficient availability under the Committed Line and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If Bank terminates the Exchange Contracts, and without limitation of the FX Indemnity Provisions (as referred to below), Borrower agrees to reimburse Bank for any and all fees, costs and expenses relating thereto or arising in connection therewith.

            Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than One Million Dollars ($1,000,000), nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed the lesser of (a) One Million Dollars ($1,000,000) and (b) the Maximum Availability.

            The Borrower shall execute all standard form applications and agreements of Bank in connection with the Exchange Contracts, and without limiting any of the terms of such applications and agreements the Borrower will pay all standard fees and charges of Bank in connection with the Exchange Contracts.

            Without limiting any of the other terms of this Agreement or any such standard form applications and agreement of Bank, Borrower agrees to indemnify Bank and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys fees of counsel of Bank's choice), of every nature and description which it way sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby (collectively referred to as the "FX Indemnity Provisions").

            2.2 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank pursuant to Section 2.1 of this Agreement is greater than the lesser of (i) the Committed Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

            2.3 Interest Rates, Payments, and Calculations.

                (a) Interest Rate. Any Advances evidenced by the Note shall bear interests, on the average Daily Balance, at a rate per annum equal to two percentage points (2.00%) above the Prime Rate.

                (b) Default Rate. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                (c) Payments. Interest on Advances shall be due and payable on the last Business Day of each calendar month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against Borrower's deposit account or against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased contemporaneously with such change by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

            2.4 Crediting Payments. The receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Bank or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 11:00 a.m. California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.

            2.5 Fees. Borrower shall pay to Bank the following:

                (a) Loan Fee. Upon the date hereof, a nonrefundable Loan Fee equal to Twenty-Seven Thousand, Five Hundred Dollars ($27,500), which shall be due upon the date of this Agreement and shall be fully earned and nonrefundable;

                (b) Letter of Credit Fees. Bank's customary fees and commissions for standby and commercial letters of credit;

                (c) Financial Examination and Appraisal Fees. Bank's customary fees and out- of-pocket expenses for Bank's audits of Borrower's Accounts and Inventory, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents; and

                (d) Bank Expenses. Upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses.

            2.6 Additional Costs. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court of any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof); or

                (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement in the amount and setting forth Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error.

            2.7 Term. This Agreement shall become effective upon acceptance by Bank and shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate this Agreement immediately and without notice upon the occurrence of an Event of Default.

         3. CONDITIONS OF LOANS

            3.1 Conditions Precedent to Initial Loan. The obligation of Bank to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                (a) this Agreement and the Note, each duly executed by Borrower;

                (b) a certificate of the secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                (c) an accounts receivable audit;

                (d) a collateral assignment and patent mortgage to be filed with the United States Patent and Trademark Office;

                (e) a financing statement on Form UCC-1;

                (f) payment of the fees and Bank Expenses then due specified in section 2.5 hereof; and

                (g) such other documents, and completion of such other matters, as Bank may deem necessary or appropriate.

            3.2 Conditions Precedent to all Loans. The obligation of Bank to make each Advance, including the initial Advance, is further subject to the following conditions:

                (a) timely receipt by Bank of the Notice of Borrowing as provided in Section 2.1; and

                (b) the representations and warranties contained in Section 5 shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance.

         The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in subsection (b) of this Section 3.2.

         4. CREATION OF SECURITY INTEREST

            4.1 Grant of Security Interest. Borrower grants to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Such security interest constitutes a valid, first priority security interest in the Collateral.

            4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all financing statements, registrations and assignments of intellectual property and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

            4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

         5. REPRESENTATIONS AND WARRANTIES

            Borrower represents, warrants and covenants as follows:

            5.1 Due Organization and Qualification. Borrower is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for such states as to which any failure so to qualify would not have a material adverse effect on Borrower.

            5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a material adverse effect on the financial condition or business operations of Borrower.

            5.3 No Prior Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of liens, claims, security interests, or encumbrances, except as held by Bank and except for Permitted Liens. Except as disclosed in the Schedule, Borrower has not acquired any part of the Collateral from an assignor outside the ordinary course of such assignor's business.

            5.4 Bona Fide Accounts. The Eligible Accounts are and shall remain bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to account debtors in the ordinary course of Borrower's business, unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not, and at all times hereafter, shall not have, received notice of actual or imminent bankruptcy or insolvency of any account debtor at the time an account due from such account debtor is included in any Borrowing Base as an Eligible Account.

            5.5 Merchantable Inventory. All Inventory is now and at all times hereafter shall be in all material respects of good and marketable quality, and free from all material defects. Without the Bank's prior consent, the Inventory is not now and shall not at any time hereafter be stored with a bailee, warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 11 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

            5.6 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 11 hereof. Borrower will not, without thirty (30) days prior written notification to Bank, relocate such chief executive office.

            5.7 Intellectual Property. Borrower and, to the best of Borrower's knowledge, each of Borrower's subsidiaries, possess and own all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses which are material to the conduct of its business as now operated. All copyrights material to the conduct of Borrower's and its subsidiaries' business have been registered in the United States Copyright Office. Borrower and, to the best of Borrower's knowledge, each of Borrower's subsidiaries conducts its business without infringement or, to the best of Borrower's knowledge, claim of infringement of any trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property right of others. There is no infringement or, to the best of Borrower's knowledge, claim of infringement by others of any material trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property right of Borrower or any of Borrower's subsidiaries.

            5.8 Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could have a material adverse effect on Borrower or the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings. Borrower will promptly notify Bank in writing if any action, proceeding or governmental investigation involving Borrower is commenced that may result in damages or costs to Borrower of One Hundred Thousand Dollars ($100,000) or more.

            5.9 No Material Adverse Change in Financial Statements. All financial statements relating to Borrower or any Affiliate that have been or may hereafter be delivered by Borrower to Bank fairly present in all material respects Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a material adverse change in the financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

            5.10 Solvency. Borrower and each of Borrower's subsidiaries is solvent and able to pay its debts (including trade debts) as they mature.

            5.11 Regulatory Compliance. Borrower has met and at all times will meet the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a material adverse effect on the financial condition or business operations of Borrower. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System), and the proceeds of the Advances will not be used for such purpose. Borrower has complied with all the provisions of the Federal Fair Labor Standards Act.

            5.12 Environmental Condition. Except as set forth on Schedule 5.12 hereto, none of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower; and Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

            5.13 Taxes. Borrower has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes that are due and payable.

            5.14 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any entity, except for (i) 100% of the capital stock of Ventana France, a corporation organized under the laws of France, (ii) 100% of the capital stock of Ventana GMBH, a corporation organized under the laws of Germany, and (iii) Permitted Investments.

            5.15 Government Consents. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

            5.16 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

         6. AFFIRMATIVE COVENANTS

            Borrower covenants and agrees that, until payment in full of the Obligations, Borrower shall do all of the following:

            6.1 Good Standing. Borrower shall maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on the financial condition, operations or business of Borrower. Borrower shall maintain in form all licenses, approvals and agreements, the loss of which could have a material adverse effect on its financial condition, operations or business.

            6.2 Government Compliance. Borrower shall, and shall cause each of its subsidiaries to, comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could materially adversely affect the financial condition, operations or business of Borrower.

            6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each month, company prepared consolidated and consolidating balance sheets, income statements and cash flow statements covering Borrower's operations during such period, certified by an officer of Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank, the auditor-prepared consolidating financial statements, and (at the time of filing with the appropriate tax authorities) the tax returns of Borrower, (c) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders; (d) immediately upon receipt of notice thereof, a report of any material legal actions pending or threatened against Borrower; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

         Within fifteen (15) days of the last day of each month, Borrower shall deliver to Bank a borrowing base certificate signed by an officer of Borrower in substantially the form of Schedule 6.3(a) hereto, together with aged listings of accounts receivable and accounts payable.

         Borrower shall deliver to Bank with the monthly financial statements a compliance certificate signed by an officer of Borrower in substantially the form of Schedule 6.3(b) hereto.

         Bank shall have a right from time to time thereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred.

            6.4 Returns. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

            6.5 Taxes. Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is adequately reserved against by Borrower.

            6.6 Insurance.

                (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazardous and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

            6.7 Principal Depository. Borrower shall maintain its primary depository and operating accounts with Bank.

            6.8 Quick Ratio. Borrower shall maintain, on a monthly basis and without consolidation, a ratio of Quick Assets to Current Liabilities of at least 1.00:1.

            6.9 Tangible Net Worth. Borrower shall maintain, on a monthly basis and without consolidation, a tangible net worth of not less than Three Million Five Hundred Thousand Dollars ($3,500,000).

            6.10 Debt-Net Worth Ratio. Borrower shall maintain, an a monthly basis and without consolidation, a ratio of Total Liabilities to Tangible Net Worth of not more than 0.85:1.00.

            6.11 Profitability. Borrower, on a consolidated basis, shall be profitable before taxes and after taxes for each fiscal quarter, beginning with the quarter ending December 31, 1995. Quarterly losses on a consolidated basis on an after tax basis shall not exceed ($800,000) for the quarter ended March 31, 1995; ($550,000) for the quarter ended June 30, 1995; and ($250,000) for the quarter ended September 30, 1995.

            6.12 Vendor Financing Program. Borrower shall maintain its current vendor financing program with Copelco, or a similar vendor financing program acceptable to Bank.

            6.13 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

         7. NEGATIVE COVENANTS

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Obligations, Borrower will not do any of the following:

            7.1 Extraordinary Transactions and Disposal of Assets. Unless otherwise approved by Bank, enter into any transaction not in the ordinary and usual course of Borrower's business, including, but not limited to, the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of Borrower's assets, other than (i) sales of Inventory in the ordinary and usual course of Borrower's business as presently conducted and (ii) sales or other dispositions in the ordinary course of business of assets that have become worn out or obsolete or that are promptly being replaced.

            7.2 Loans; Contingent Liabilities. Except for Permitted Investments or as otherwise permitted by Section 7.8 below, make or accrue any loans or advances of money to any third party, or, except for Permitted Indebtedness, guarantee or otherwise become in any way liable with respect to the obligations of any third party except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Bank.

            7.3 Restructure. Change Borrower's name; make any material change in Borrower's financial structure or business operations; cause, permit, or suffer any material change in Borrower's ownership; or suspend operation of Borrower's business.

            7.4 Mergers or Acquisitions. Merge or consolidate with or into any other business organization, or acquire directly or indirectly all or substantially all of the capital stock or property of another person, without the express written consent of the Bank. Such consent, as to acquisitions by Borrower, shall not be unreasonably withheld.

            7.5 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness other than Permitted Indebtedness.

            7.6 Encumbrances. Create, incur, assume or suffer to exist any mortgage, lien, security interest or other encumbrance with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, except for Permitted Liens.

            7.7 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

            7.8 Investments. Directly or indirectly make or own any beneficial interest in (including stock, partnership interest, or other securities of), or make any loan, advance, or capital contribution to, any corporation, association, person, or entity, other than (i) Permitted Investments, and (ii) investments in subsidiaries in the ordinary course of business.

            7.9 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any person or entity controlling, controlled by, or under common control (whether by contract, ownership of voting securities, or otherwise) with Borrower (each, an "Affiliate" and each such transaction, an "Affiliate Transaction") except for Affiliate Transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated person or entity.

            7.10 Subordinated Debt. Make any payment in respect of any Subordinated Debt except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt if such amendment would adversely affect the interests of Bank.

            7.11 Compliance. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, or violate any law or regulation, which violation could have a material adverse effect on the condition or prospects of Borrower.

         8. EVENTS OF DEFAULT

            Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

            8.1 Payment Default. If Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents, any portion of the Obligations;

            8.2 Covenant Default. If Borrower fails to perform any obligation under Sections 6.6, 6.7, 6.8, 6.9, 6.10 or 6.11, or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within five (5) days after the occurrence of such default (provided that no Advances will be made during such cure period);

            8.3 Material Adverse Change. If there occurs a material adverse change in Borrower's business, or if there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Bank or a material impairment of the value or priority of Bank's security interests in the Collateral;

            8.4 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by Borrower (provided that no Advances will be made during such cure period);

            8.5 Insolvency. If an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed within ten (10) days (provided that no Advances will be made prior to the dismissal of such case);

            8.6 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness;

            8.7 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

            8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

            8.9 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty, representation, statement, or report made to Bank by Borrower or any officer, employee, agent, or director of Borrower.

         9. BANK'S RIGHTS AND REMEDIES

            9.1 Rights and Remedies. Upon the occurrence of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                (d) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                (e) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Without limiting any rights granted Bank in any other Loan Document, Bank is hereby granted a license or other right, solely pursuant to the provisions of this section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable;

                (h) Bank may credit bid and purchase at any public sale; and

                (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

            9.2 Power of Attorney. Borrower hereby irrevocably and appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interests in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign the name of Borrower on any of the documents described in Section 4.2; (d) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

            9.3 Accounts Collection. Upon the occurrence of an Event of Default, Borrower shall, upon the request of Bank and in addition to all other rights or remedies available to Bank, open and maintain with Bank an account (the "Collateral Account") into which all funds received by Borrower from any source shall immediately be deposited. Borrower shall direct all account debtors or other persons owing money to Borrower who make payments by electronic transfer of funds to wire such funds directly to the Collateral Account. Borrower irrevocably authorizes Bank to transfer to the Collateral Account any funds that have been deposited into any other accounts or that Bank has otherwise raised. Upon the occurrence of an Event of Default and if requested by Bank, Borrower shall not establish or maintain any accounts with any person other than Bank except for accounts opened in the ordinary course of business from which all funds are transferred on a daily basis to the Collateral Account.

            9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's loan account as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

            9.5 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it.

         10. WAIVERS; INDEMNIFICATION

             10.1 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

             10.2 Bank's Liability for Collateral. So long as Bank complies with its obligations, if any, under Section 9207 of the Code and reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

             10.3 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

         11. NOTICES

             Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

         If to Borrower:          Ventana Medical Systems, Inc.
                                  3865 North Business Center Drive
                                  Tucson, Arizona 85705
                                  Attn:  Chief Financial Officer
                                  FAX:  (602) 887-2558

         If to Bank:              Silicon Valley Bank
                                  3000 Lakeside Drive
                                  Santa Clara, CA 95054
                                  Attn:  Legal Department
                                  FAX:  (408) 748-9478

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

             This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. Borrower and Bank hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of any of the Loan Documents or any of the transactions contemplated therein, including contract claims, tort claims, breach of duty claims, and all other common law or statutory claims.

         13. GENERAL PROVISIONS

             13.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in Bank's rights and benefits hereunder.

             13.2 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

             13.3 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

             13.4 Amendments in Writing, Integration. This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement.

             13.5 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

             13.6 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                      VENTANA MEDICAL SYSTEMS, INC.


                                      By:  /s/ R. MICHAEL RODGERS
                                         ---------------------------
                                      Title:  Vice President
                                            ------------------------


                                      SILICON VALLEY BANK


                                      By:  /s/ DEBRA R. GUERIN
                                         ---------------------------
                                      Title:  Vice President
                                            ------------------------

                                    EXHIBIT A

         The Collateral shall consist of all right, title and interest of Borrower in and to the following:

         (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

         (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and tights to payment of any kind;

         (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

         (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

         (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, registered or unregistered, now owned or hereafter acquired;

         (g) All trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired;

         (h) All claims for damages by way of any past, present and future infringement of any of the rights described above; and

         (i) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

         The Collateral shall specifically exclude equipment manufactured by Borrower and sold to a third party vendor financing entity for inclusion in the Borrower's vendor financing program.

                                    EXHIBIT B

                            Revolving Promissory Note

U.S. $ 2,750,000.                                        Santa Clara, California
                                                               February 20, 1995


         FOR VALUE RECEIVED, the undersigned, VENTANA MEDICAL SYSTEMS, INC. (the "Borrower"), promises to pay to the order of Silicon Valley Bank ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower under the terms of this Note, up to a maximum principal amount of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000). Borrower shall also pay interest on the aggregate unpaid principal amount of such Advances at the rates and in accordance with the terms of the Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement"). The entire principal amount and all accrued interest shall be due and payable on the Maturity Date (as defined in the Loan Agreement).

         Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrower, and Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

         Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

         Borrower promises to pay Bank all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

         This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

         This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of California, excluding conflicts of laws principles.

                                            VENTANA MEDICAL SYSTEMS, INC.

                                            By:  /s/ R. MICHAEL RODGERS
                                               ---------------------------
                                            Title:  Vice President
                                                  ------------------------

                                  SCHEDULE 2.1

                              BORROWING CERTIFICATE


         The undersigned hereby certifies as follows:

         I, __________________, am the duly elected and acting
__________________ of VENTANA MEDICAL SYSTEMS, INC. ("Borrower").

         This certificate is delivered pursuant to Section 2.1 of that certain Loan and Security Agreement by and between Borrower and Silicon Valley Bank ("Bank") (the "Loan Agreement"). The terms used in this Borrowing Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein.

         Borrower is confirming its telephone request made on __________, 19__ for an Advance as follows:

            (a) The date on which the Advance is to be made is ____________, 19__.

            (b) The amount of the Advance is to be $__________.

         All representations and warranties of Borrower stated in the Loan Agreement are true, accurate and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, accurate and complete in all material respects as of such date.

         IN WITNESS WHEREOF, this Borrowing Certificate is executed by the undersigned as of this _____ day of __________, 199__.

                                            VENTANA MEDICAL SYSTEMS, INC.

                                            By:
                                               ---------------------------

                                            Title:
                                                  ------------------------

                                 SCHEDULE 6.3(a)
                           BORROWING BASE CERTIFICATE

Borrower.    Ventana Medical Systems, Inc.       Lender.   Silicon Valley Bank
             3865 North Business Center Drive              3000 Lakeside Drive
             Tucson, Arizona 85705                         Santa Clara, CA 95054

Commitment Amount:  $2,750,000

ACCOUNTS RECEIVABLE
     1.      Accounts Receivable Book Value as of _____                               $____________
     2.      Additions (please explain on reverse)                                    $____________
     3.      TOTAL ACCOUNTS RECEIVABLE                                                $____________

ACCOUNTS RECEIVABLE DEDUCTIONS

     4.      Amounts over 90 days past invoice date (excluding
             credit balances                                             $_________
     5.      Balance of 50% over 90 day accounts                         $_________
     6.      Concentration Limits                                        $_________
     7.      Foreign Accounts                                            $_________
     8.      Governmental Accounts                                       $_________
     9.      Contra Accounts                                             $_________
     10.     Promotion or Demo Accounts                                  $_________
     11.     Intercompany/Employee Accounts                              $_________
     12.     Other (please explain on reverse)                           $_________
     13.     TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                     $____________
     14.     Eligible Accounts (No. 3-No. 14)                                         $____________
     15.     LOAN VALUE OF ACCOUNTS (70% of No. 14)                                   $____________


BALANCES

16.  Maximum Loan Amount                                                 $2,750,000
17.  Total Funds Available (Lesser of #16 or #15)                                     $____________
18.  Present balance owing on Line of Credit                                          $____________
19.  Outstanding under Sublimits (Letter of Credit, Foreign Exchange)                 $____________
20.  RESERVE POSITIVE (#17-#l8 and #19)                                               $____________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

                                                                   BANK USE ONLY

                                                      Rec'd By:_________________
                                                                  Auth. Signer

                                                      Date:_____________________
Ventana Medical Systems, Inc.

                                                      Verified:_________________
By:______________________                                         Auth. Signer
     Authorized Signer                                Date:_____________________
                                                      __________________________

                                 SCHEDULE 6.3(b)
                             COMPLIANCE CERTIFICATE

TO:     Silicon Valley Bank
        3000 Lakeside Drive
        Santa Clara, CA 95054

FROM:   Ventana Medical Systems, Inc.
        3865 North Business Center Drive
        Tucson, Arizona 85705

         The undersigned authorized officer of Ventana Medical Systems, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ____________ of all required conditions and terms except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true, accurate and complete in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principals (GAAP) and are consistency from one period to the next except as explained in an accompanying letter or footnotes.


 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

Reporting Covenant                                   Required                         Complies
- ------------------                                   --------                         --------
Monthly financial statements                         Monthly within 30 days     Yes             No
Annual (CPA Audited)                                 FYE within 90 days         Yes             No
A/R & A/P Agings and Borrowing Base Certificate      Monthly within 15 days     Yes             No
A/R Audit                                            Initial and Semi-Annual    Yes             No


     Financial Covenant                       Required                       Actual                Complies
     ------------------                       --------                       ------                --------
Maintain on a Monthly Basis:
  Minimum Quick Ratio                    1.00:1.00                        ___________:1.0     Yes            No
  Minimum TNW                            $3,500,000                       $______________     Yes            No
  Maximum quarterly loss after tax       0.85:1.00                        ___________:1.0     Yes            No
                                         3/31/95 ($800,000)               _______________     Yes            No
                                         6/30/95 ($550,000),              _______________     Yes            No
                                         9/30/95 ($250,000),              _______________     Yes            No
  Profitability                          12/31/95 and thereafter, on
                                         both a before and after tax
                                         basis

COMMENTS REGARDING EXCEPTIONS:


                                                            BANK USE ONLY

                                                   Received by:_________________
Sincerely,                                                     AUTHORIZED SIGNER

                                                   Date:________________________
________________________
SIGNATURE                                          Verified:____________________
                                                               AUTHORIZED SIGNER
________________________
TITLE                                              Date:________________________

________________________                           Compliance Status:   Yes   No
DATE

                            Revolving Promissory Note

U.S. $ 2,750,000.                                        Santa Clara, California
                                                               February 20, 1995


FOR VALUE RECEIVED, the undersigned, Ventana Medical Systems, Inc. (the "Borrower"), promises to pay to the order of Silicon Valley Bank ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower under the terms of this Note, up to a maximum principal amount of Two Million Seven Hundred Fifty Thousand Dollars ($2,700,000). Borrower shall also pay interest on the aggregate unpaid principal amount of such Advances at the rates and in accordance with the terms of the Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement"). The entire principal amount and all accrued interest shall be due and payable on the Maturity Date (as defined in the Loan Agreement).

         Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrower, and Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

         Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

         Borrower promises to pay Bank all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

         This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

         This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of California, excluding conflicts of laws principles.

                                                   Ventana Medical Systems, Inc.

                                                   By: /s/ R. MICHAEL RODGERS
                                                       -------------------------
                                                   Title:   Vice President
                                                         -----------------------

REORDER FROM
REGISTRE, INC.                                   NOTE: SHEET 2 SIGNED SEPARATELY
514 PIERCE ST.
P.O. BOX 218
ANOKA, MN 55303
(612) 421-1713


Approved by The Secretary of State of Arizona, Rev. 10/90 FORM UCC-1        Space below used by filing office
- --------------------------------------------------------------------------------------------------------------------








- --------------------------------------------------------------------------------------------------------------------
Return copy or recorded original to:                     ARIZONA UNIFORM COMMERCIAL CODE

Silicon Valley Bank                                      FINANCING STATEMENT -- FORM UCC-1
Attn:  Loan Services                                     This FINANCING STATEMENT is presented for filing
3003 Tasman Drive                                        (recording) pursuant to the Arizona Uniform Commercial
Santa Clara, CA 95054                                    Code.
- --------------------------------------------------------------------------------------------------------------------
1. Debtor(s)  (last name first and address):             2. Secured Party(ies) and address:

Bio Tek Solutions, Inc.                                     Silicon Valley Bank
3865 North Business Center Drive                            1731 Embarcadero Road, Suite 220
Tucson, AZ 85705                                            Palo Alto, CA 94303
- --------------------------------------------------------------------------------------------------------------------
3. Name and Address of Assignee of Secured Party(ies):   4. /X/ If checked, products of collateral are also covered.
                                                         -----------------------------------------------------------
                                                         5. This Financing Statement covers the following types (or items) of property:

- ------------------------------------------------------      Collateral is described in Exhibit A
                                                            attached.

6. If the collateral is crops, the crops are growing
   or to be grown on the following described real
   estate:
- --------------------------------------------------------------------------------------------------------------------

7. If the collateral is (a) goods which are or are to become fixtures; (b) timber to be cut; or (c) minerals or the like (including oil and gas), or accounts resulting from the sale thereof at the wellhead or minehead to which the security interest attaches upon extraction, the legal description of the real estate concerned is:



   And, this Financing Statement is to be recorded in the office where a mortgage on such real estate would be recorded. If the Debtor does not have an interest of record, the name of a record owner is:
- --------------------------------------------------------------------------------------------------------------------
8. This Financing Statement is signed by the Secured Party instead of the debtor to perfect or continue perfection of a security interest in:

   / / collateral already subject to a security interest in      / / collateral as to which the filing has lapsed
       jurisdiction when it was brought into this state.             or will lapse.
   / / proceeds of collateral because of a change in type        / / collateral acquired after a change of name,
       or use.                                                       identity, or corporate structure of the Debtor.
- --------------------------------------------------------------------------------------------------------------------

Bio Tek Solutions, Inc.                 (Use          Dated:
- -------------------------------       whichever              -------------------
/s/ Bio Tek Solutions, Inc.